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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS
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The consolidated financial statements and financial statement schedules of the
Registrant and its subsidiaries included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.



/s/ Ernst & Young
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Ernst & Young

March 1, 1994